Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-203311) of our report dated June 21, 2021 with respect to the audited financial statements of Solitron Devices, Inc. for the years ended February 28, 2021 and February 29, 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
June 21, 2021